As filed with the Securities and Exchange Commission on December 18, 2002
                                             Registration No. ___________


                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM SB-2

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       GREENWAY TECHNOLOGIES CORP.
          (Exact name of registrant as specified in its charter)

          DELAWARE                       6770                   N/A
(State or other jurisdiction (Primary Standard Industrial (IRS Employer
     of incorporation or      Classification Code Number)     ID No.)
       organization)

                          19 Lane 279, Shun Chang Road
                             Shanghai, China 200021
                                (852) 6129-1530
               (Address, including zip code, and telephone number,
         including area code, of registrant's principal executive offices)

                                 Miao Juan Jiang
                           19 Lane 279, Shun Chang Road
                               Shanghai, China 200021
                                 (852) 6129-1530
                (Name, address, including zip code, and telephone
                 number, including area code, of agent for service)

                                    Copies to:

                                William G. Hu, Esq.
                            Law Offices of William G. Hu
                              72-11 110th Street, #1G
                               Forest Hills, NY 11375
                    Tel: (718) 261-2329,    Fax: (718) 261-1581

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act,
check the following box:                                       [ X ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering period.           [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering period.                                  [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering period.                                  [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
check the following Box.                                       [  ]

We may amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that the registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


                       CALCULATION OF REGISTRATION FEE

======================================================================================
Title of Each Class of                  Proposed Maximum
======================================================================================
Securities to             Amount to be   Offering Price    Aggregate     Registration
Be Registered              Registered     Per Share (1)    Offering (1)     Fee
--------------------------------------------------------------------------------------
Common Stock, $.0001 par value
To be transferred by selling
Stockholders

Affiliate Shareholders       300,000         $.01            $3,000           $0.28

Affiliate Shareholders
    In potential
resale transactions (2)    1,700,000         $.01           $17,000           $1.57

To be issued by the
Registrant in acquisition
transactions (3)           8,500,000         $.01           $85,000           $7.82

--------------------------------------------------------------------------------------
    Total                                                 $ 105,000           $9.67
======================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

(2) If the contract price of the affiliate shareholders' shares exceeds $.01 per share, we will recalculate the registration fee in accordance with Rule 457 and pay an additional fee at the time of our post-effective amendment.

(3) If the fair market value of property received in exchange for acquisition shares exceeds $.01 per share, we will recalculate the registration fee in accordance with Rule 457 and pay an additional fee at the time of our post-effective amendment.




                  Part I.    Information Required in Prospectus


Item No.          Required Item                Location or Caption
--------  -------------------------------   ----------------------------
  1.      Front of Registration Statement      Front of Registration
          and Outside Front Cover of           Statement and Outside
          Prospectus                           Front Cover of Prospectus

  2.      Inside Front and Outside Back        Inside Front Cover Page
          Cover Pages of Prospectus            of Prospectus and Outside
                                               Front Cover Page of
                                               Prospectus

  3.      Summary Information and Risk         Prospectus Summary;
          Factors                              Risk Factors

  4.      Use of Proceeds                      Use of Proceeds

  5.      Determination of Offering            Front Cover Page;
          Price                                Plan of Distribution

  6.      Dilution                             Dilution

  7.      Selling Security Holders             Selling Security Holders

  8.      Plan of Distribution                 Plan of Distribution

  9.      Legal Proceedings                    Legal Proceedings

  10.     Directors, Executive Officers,
          Promoters and Control Persons        Management

  11.     Security Ownership of Certain
          Beneficial Owners and Management     Principal Stockholders

  12.     Description of Securities            Description of Securities

  13.     Interest of Counsel                  Legal Matters

  14.     Disclosure of Commission Position
          on Indemnification for Securities    Statement as to
          Act Liabilities                      Indemnification

  15.     Organization Within Last             Management; Certain
          Five Years                           Transactions

  16.     Description of Business              Proposed Business

  17.     Management's Discussion
          and Analysis or Plan of              Proposed Business -
          Operation                            Plan of Operation

  18.     Description of Property              Proposed Business

  19.     Certain Relationships and
          Related Transactions                 Certain Transactions

  20.     Market for Common Stock and          Front Cover Page;
          Related Stockholder Matters          Market for Our Common Stock;
                                               Plan of Distribution

  21.     Executive Compensation               Remuneration

  22.     Financial Statements                 Financial Statements

  23.     Changes in and Disagreements
          with Accountants on Accounting
          and Financial Disclosure              Not Applicable


     (THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK)

Preliminary Prospectus                                  Subject to Completion

     Our offering is being made in compliance with Rule 419 of SEC Regulation C, under which the securities to be issued will be placed in an escrow account until the offering has been reconfirmed by our shareholders and a business has been acquired in accordance with the provisions of that rule. Under SEC Rule 3a51-1(d) under the Exchange Act, the securities we are offering constitute penny stocks, and as such, certain sales restrictions apply to them. Up to 80% of the offering may be purchased by our sole officer/director, and any of her affiliates or associates. No public market currently exists for our common stock. No public market may ever develop. Even if a market develops, you may not be able to sell your shares.


                          GREENWAY TECHNOLOGIES CORP.

                        10,500,000 shares of Common Stock

     This registration statement covers an initial public distribution of our stock. We are a "blank check company" as defined by the Securities and Exchange Commission ("SEC") in Rule 419 of the Securities Act of 1933 (the "Securities Act").

     We have registered this distribution under the Securities Act for the purpose of creating a "public shell" and facilitating our efforts to effect a business combination with an unidentified, privately held company.

     Our sole officer and director may give up to 300,000 shares of our outstanding common stock to individuals and organizations selected by her. Such affiliates will not receive money, property or other consideration in connection with the share distribution.

     Our registration statement includes 8,500,000 shares that our Company may offer to issue in connection with a business combination. Our Company will receive equity consideration in exchange for these shares.

     Our registration statement includes up to 1,700,000 affiliate shares that our officer and director may resell or transfer to participants in a business combination and others. The proceeds from the resale of such shares may be substantial. Our Company will not have any interest in the proceeds from the resale of affiliate shares.

     This is a "self-underwritten" distribution. That means we will not use an underwriter in connection with the negotiation of a business combination or the issuance of any shares. Likewise, our affiliates will not use an underwriter in connection with their transfer and/or distribution of shares. However, we reserve the right to enter into appropriate underwriting or brokerage contracts if warranted.

     We will promptly deposit all certificates for shares in escrow with Law Offices of William G. Hu, Forest Hills, New York. We refer to this escrow as the "Escrow Account". The stock certificates deposited in the Escrow Account will be held in trust for the exclusive benefit of the existing shareholders until we negotiate a business combination and comply with the disclosure, reconfirmation and closing requirements of Rule 419.

     If we negotiate a business combination, we will send each existing shareholder an updated prospectus that describes the proposed business combination and all related transactions. Each shareholder will then be required to either approve the proposed transactions in writing and retain their shares, or reject the proposed transactions and return their shares to the Company.

     If we ultimately conclude that we will be unable to negotiate a suitable business combination, comply with Rule 419 and close the proposed transactions within 18 months from the date of this prospectus, we intend to distribute any remaining assets to our existing stockholders and liquidate.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of
            these securities or determined if this prospectus
             is truthful or complete. Any representation to
                  the contrary is a criminal offense.

     Investing in our shares is extremely speculative. The offering described in this prospectus involves a very high degree of risk. Persons who cannot afford to lose their entire investment should not consider an investment in our shares. See "Risk Factors" beginning on page ____.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement we filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

               The date of this prospectus is _______________, 2002



                                 TABLE OF CONTENTS


Prospectus Summary............................................................
Risk Factors..................................................................
This Prospectus Includes Forward Looking Statements...........................
This Offering is Subject to Securities and Exchange Commission Rule 419.......
Use of Proceeds...............................................................
Arbitrary Determination of Offering Price.....................................
Dilution......................................................................
Capitalization................................................................
Managements' Discussion and Analysis of Financial Condition and
  Results of Operations.......................................................
Proposed Business.............................................................
Management....................................................................
Principal Stockholders........................................................
Certain Transactions..........................................................
Description of Securities.....................................................
Plan of Distribution
   Self-Underwritten Offering.................................................
   Initial Public Offering....................................................
   How to Purchase Shares in Our Offering ....................................
   Issuance of Business Combination Shares....................................
   Offer and Sale of Affiliate Shares by Selling Stockholders.................
Shares Eligible for Future Sale...............................................
Experts.......................................................................
Legal Matters.................................................................
Where You Can Find Additional Information.....................................
Index to Financial Statements.................................................
Instructions for Investors....................................................
Subscription Agreement for Shares of Common Stock.............................


           Until 90 days after the date when the stock certificates are released from the Escrow Account, all dealers that effect
             transactions in our shares, whether or not participating
             in this offering, may be required to deliver a prospectus.



                                       PART I


                 Narrative Information Required in Prospectus
                   Inside Front and Outside Back Cover Pages
               See front and back cover pages of this prospectus.


PROSPECTUS SUMMARY

The Company is what is classified as a "blank-check" company, sometimes referred to as a "shell" company. It is a legally formed entity that is designed to facilitate transactions with and for other corporations that have ongoing operations, but may not have, in the past, structured their corporate formation to facilitate the eventual trading of their stock. As a "blank-check" corporation, the Company may present an advantageous merger candidate, as it has already established an identity with the SEC in the form of a reporting history.

Blank check companies may offer alternative routes to "go public" for smaller cap companies that cannot secure an underwriter for an initial public offering ("IPO"). Companies that can complete an IPO will find that route to be more advantageous, as it is a process that can raise a large amount of capital in a relatively short amount of time.

Certain disadvantages are inherent in becoming a public company, and these should be carefully considered by any business considering a possible business combination with the Company. Immediately upon consummation of a merger with the Company, the surviving entity would be subject to all of the reporting requirements of the Securities Exchange Act of 1934 (the "1934 Act"). Additionally, management would assume certain fiduciary duties with respect to shareholders and the public, including, but not limited to; the timely disclosure of all material information regarding the Company that might bear upon the consideration of the Company's stock as a suitable investment; the duties of care and loyalty in the conducting of the Company's business; and the duty not to misappropriate corporate opportunities.

Prior to entering into a business combination, the Company will fulfill the reporting requirements of the 1934 Act through the services of its officer and director.

We were incorporated in the State of Delaware on October 18, 2002. Our principal executive office is located at 19 Lane 279, Shun Chang Road, Shanghai, China 2000281. Our telephone number is (852) 6129-1530.

The Offering

Existing shareholder will not receive a stock certificate or be permitted to sell her shares until we negotiate a business combination, comply with the requirements of Rule 419 and close the transaction. Our shares are not expected to qualify for immediate inclusion in the Nasdaq system after completion of a business combination and may never qualify for such a listing. If a Nasdaq listing is unavailable, the likely alternative would be a listing on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that do not qualify for inclusion in the Nasdaq system. If a public market for our shares develops, it is likely to be illiquid and volatile.

If we complete a business combination and existing shareholders of the Company accept our reconfirmation offering, they will be required to retain ownership of at least one hundred (100) shares until the earlier of (a) six months after the closing of the business combination, or (b) the listing of the stock of the combined companies on a nationally recognized exchange.

Potential Distribution of Shares

Our officer and director currently owns 2,00,000 shares of our common stock. The officer and director intends to give 300,000 of these shares to individuals and organizations selected by her. Each recipient will receive various allotments of shares and be subject to the resale restrictions described in this prospectus. Since a controlling interest in a public company may be more valuable than 100% ownership of a comparable private company, our officer hopes to derive a substantial economic benefit from the distribution and the successful implementation of our business plan. Therefore, the distribution cannot be viewed as a "bona-fide" gift. We expect to have at least 300 tockholders when the distribution is completed.

Business Combination Strategy

The following example provides summary forward-looking information on the future ownership of our company assuming that 8,500,000 shares are issued in connection with a business combination, 1,700,000 affiliate shares are held and not sold to the owners of a target and 300,000 affiliate shares are gifted to various recipients in compliance with Section 4(2), 4(6), Regulation D or Regulation S of the Securities Act (Rule 504 of Regulation D is not available to blank check companies).


                                 Original     Stock Issuances  Potential future  Percent
                                 Holdings       and (sales)       ownership      of total
                              --------------- ---------------  ---------------- -----------
Our Affiliates
Stock currently outstanding     2,000,000
Shares transferred as gifts            --       (300,000)          1,700,000      16.19%

Recipients of Gifted Shares            --         300,000            300,000       2.85%
Owners of the Target
Business Combination Shares Received   --       8,500,000          8,500,000      80.95%
                                               -----------
Total Shares Outstanding
  After business combination                                      10,500,000     100.00%
                                                                  ===========    =======




                YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419


Deposit of certificates

Rule 419 requires that certificates representing the securities gifted by affiliates be deposited into the Escrow Account governed by an agreement which contains certain terms and provisions specified by Rule 419. Under Rule 419, the securities will be released to existing shareholders only after we have met the following three basic conditions:

First, we must execute an agreement for the acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, if any.

Second, we must file a post-effective amendment to our registration statement which includes the results of this offering including, but not limited to, the gross offering proceeds raised, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts disbursed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount, use and appropriation of funds dispersed to us to date, including, payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by Rule
419. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements of the Company.

Third, we must mail to each existing shareholder within five business days of a post-effective amendment, a copy of the prospectus contained in the registration statement.

After we submit a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the certificates to our existing shareholders.

Accordingly, we have entered into an escrow agreement with Law Offices of William G. Hu, Forest Hills, New York, which provides that:

    (1) The certificates are to be deposited promptly upon receipt into the Escrow Account maintained by the escrow agent.

    (2) All securities issued in this offering and any other securities issued to affiliates and/or their assigns as a result of their ownership of the registered securities, including securities issued as a result of stock splits, stock dividends or similar rights are to be deposited directly into the Escrow Account promptly upon issuance. Names must be included on the stock certificates or other documents evidencing the securities. The securities held in the Escrow Account are to remain as issued, and are to be held for the existing shareholders' sole benefit. Such shareholders still retain the voting rights, if any to the securities held in their name. The securities held in the Escrow Account may neither be transferred or disposed of, nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Table 1 of the Employee Retirement Income Security Act.

Prescribed acquisition criteria

Rule 419 requires that, before the securities can be released, we must first execute an agreement to acquire a candidate meeting certain specified criteria. The agreement must provide for the acquisition of a business or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds.

Post-effective amendment

Once the agreement governing the acquisition of a business meeting the required criteria has been executed, Rule 419 requires us to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate and its business, including audited financial statements, the results of this offering and the certificates disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the securities can be released from escrow.

Reconfirmation offer

The reconfirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

  - The prospectus contained in the post-effective amendment will be sent to each existing shareholder whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

  - Each existing shareholder will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify us in writing that they elect to remain a shareholder.

  - If we do not receive written notification from any existing shareholder within 45 business days following the effective date, the shares and any related dividends held in the escrow account on that shareholder's behalf will be treated as surrendered and subsequently retired.

  - The acquisition will be closed only if a minimum number of existing shareholders representing 80% of the total issued and outstanding shares held, elect to reconfirm their investments.

  - If a closed acquisition has not occurred by __________, 2004 (18 months from the date of this prospectus), the shares held in the escrow account shall be surrendered and subsequently retired on a proportionate basis within 5 business days by first class mail or other equally prompt means.

Release of certificates and funds

The securities will be released to shareholders, only after:

   - The escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

   - We have executed an agreement for the acquisition of a candidate for which the fair market value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment.

   -   The post-effective amendment has been declared effective.

   - We have satisfied all of the prescribed conditions of the reconfirmation offer.

   - The acquisition of the business with a fair value of at least 80% of the maximum proceeds has closed.



                            Summary of the Offering


Securities ................ offered 8,500,000 shares each consisting of one share of our common stock, $.0001 par value.

Offering price............. $.01 per share.

Offering proceeds.......... Not Applicable

Expiration date............ The offering will expire eighteen (18) months from the date of this prospectus.

Common stock outstanding
prior to the offering...... 2,000,000 shares

Common stock to be
outstanding after the
business combination....... 10,500,000 shares


FORWARD-LOOKING INFORMATION

This prospectus contains certain forward-looking statements within the meaning of the federal securities laws. When used in our documents or in any oral presentation, statements which are not historical in nature, including the words "anticipate," "estimate," "should," "expect," "believe," "intend," and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings (loss), capital expenditures, dividends, capital structure or other financial terms. Certain statements regarding the following particularly are forward-looking in nature:

   -  our business strategy;
   -  our management capabilities;
   -  projected acquisitions or joint ventures; and
   -  projected capital expenditures.

The forward-looking statements in this prospectus are based on our management's beliefs, assumptions, and expectations of our future economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us, that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position to differ materially from expectations are:

   - general volatility of the capital markets and the market price of our shares;

   - changes in the interest rates or the general economy of the markets in which we operate;

   - our ability to identify and complete acquisitions and successfully integrate the businesses we acquire;

   - disruption in the economic and financial conditions primarily from the impact of recent terrorist attacks in the United States, threats of future attacks, police and military activities overseas and other disruptive worldwide political events;

   -  changes in the demand for our services;

   -  the degree and nature of our competition; and

   - the other factors referenced in this prospectus, including, without limitation, under the "Risk Factors" section.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed in this prospectus might not occur, we qualify any and all of our forward-looking statements entirely by these cautionary factors.

RISK FACTORS

We provide the following risk factor disclosure in connection with our continuing effort to qualify our written and oral forward looking statements for the safe harbor protection of the Reform Act and any other similar safe harbor provisions. Important factors currently known to us that could cause actual results to differ materially from those in forward-looking statements include the following disclosures:

The shares offered hereby are speculative and involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.

General Risk Factors

THE POSSIBLE NEED FOR ADDITIONAL FINANCING MAY IMPAIR OUR ABILITY TO LOCATE THE BEST AVAILABLE BUSINESS OPPORTUNITY.

The Company has very limited funds, and such funds may not be adequate to take advantage of any available business opportunities. The ultimate success of the Company may depend upon its ability to raise additional capital. The Company has not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing. If additional capital is needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to the Company. If not available, the Company's operations will be limited to those that can be financed with its limited capital.

OUR LIMITED OPERATING HISTORY MAY SEVERELY IMPACT OUR ABILITY TO OPERATE AND LOCATE THE BEST AVAILABLE BUSINESS OPPORTUNITY.

The Company was formed on October 18, 2002 for the purpose of registering its common stock under the 1933 Act and acquiring a business opportunity. The Company has no operating history, revenues from operations, or assets. The Company faces all of the risks of a new business and the special risks inherent in the investigation, acquisition, or involvement in a new business opportunity. The Company must be regarded as a new or "start-up" venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject.

REPORTING REQUIREMENTS MAY DELAY OR PRECLUDE OUR BUSINESS COMBINATION
OBJECTIVES.

Section 13 of the Exchange Act requires companies subject thereto to provide certain information about significant acquisitions, including audited financial statements for the company acquired, covering one or two years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited financial statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. The Company will not acquire any business entity which cannot provide audited financial statements at or within a required period of time after closing of the proposed transaction.

THE COMPANY'S POTENTIAL BUSINESS OPPORTUNITY HAS NOT BEEN IDENTIFIED AND WILL BE HIGHLY RISKY.

The Company has not identified and has no commitments to enter into or acquire a specific business opportunity and therefore can disclose the risks and hazards of a business or opportunity that it may enter into in only a general manner, and cannot disclose the risks and hazards of any specific business or opportunity that it may enter into. A shareholder can expect a potential business opportunity to be quite risky. The Company's acquisition of or participation in a business opportunity will likely be highly illiquid and could result in a total loss to the Company and its stockholders if the business or opportunity proves to be unsuccessful.

THE COMPANY MAY NOT BE ABLE TO CONDUCT AN EXHAUSTIVE INVESTIGATION AND ANALYSIS OF POTENTIAL BUSINESS OPPORTUNITIES.

The Company's limited funds and the lack of full-time management will likely make it impracticable to conduct a complete and exhaustive investigation and analysis of a business opportunity before the Company commits its capital or other resources thereto. Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if the Company had funds available to it, would be desirable. The Company will be particularly dependent in making decisions upon information provided by the promoter, owner, or others associated with the business opportunity seeking the Company's participation. A significant portion of the Company's available funds may be expended for investigative expenses and other expenses related to preliminary aspects of completing an acquisition transaction, whether or not any business opportunity investigated is eventually acquired.

THERE WILL BE A LIMITED PARTICIPATION BY MANAGEMENT IN THE DAILY OPERATIONS OF THE COMPANY.

The Company currently has only one individual who is serving as its sole officer and director. The Company will be heavily dependent upon her skills, talents, and abilities to implement its business plan, and may, from time to time, find that the inability of the officer and director to devote her full time attention to the business of the Company results in a delay in progress toward implementing its business plan. Furthermore, since only one individual is serving as the officer and director of the Company, it will be entirely dependent upon her experience in seeking, investigating, and acquiring a business and in making decisions regarding the Company's operations. See "Management." Because certain shareholders will not be able to evaluate the merits of possible business acquisitions by the Company, they should critically assess the information concerning the Company's sole officer and director.

THERE IS A LACK OF CONTINUITY IN THE MANAGEMENT OF THE COMPANY.

The Company does not have an employment agreement with its sole officer and director, and as a result, there is no assurance that she will continue to manage the Company in the future. In connection with acquisition of a business opportunity, it is likely the current officer and director of the Company may resign. A decision to resign will be based upon the identity of the business opportunity and the nature of the transaction, and is likely to occur without the vote or consent of the stockholders of the Company.

THE COMPANY MAY HAVE TO DEPEND UPON OUTSIDE ADVISORS.

To supplement the business experience of its officer and director, the Company may be required to employ accountants, technical experts, appraisers, attorneys, registered broker-dealers or other consultants or advisors. The selection of any such advisors will be made by the Company's management without any input from stockholders. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to the Company.

ADDITIONAL RISKS IN DOING BUSINESS IN A FOREIGN COUNTRY.

The Company may effectuate a business combination with a merger target whose business operations or even headquarters, place of formation or primary place of business are located outside the United States. In such event, the Company may face the significant additional risks associated with doing business in that country. In addition to the language barriers, different presentations of financial information, different business practices, and other cultural differences and barriers that may make it difficult to evaluate such a merger target, ongoing business risks result from the international political situation, uncertain legal systems and applications of law, prejudice against foreigners, corrupt practices, uncertain economic policies and potential political and economic instability that may be exacerbated in various foreign countries.

THE CONTROL OF THE COMPANY BY A PRINCIPAL SHAREHOLDER, OFFICER AND DIRECTOR COULD IMPEDE ITS SHAREHOLDERS FROM HAVING ANY ABILITY TO DIRECT AFFAIRS AND BUSINESS.

Our principal shareholder, officer and director will beneficially own approximately eighty percent (80%) of our Company's common stock. As a result, such persons will have the ability to control our Company and direct its affairs and business. Such concentration of ownership may also have the effect of delaying, deferring or preventing change in control of our Company.

RESOURCES COULD BE WASTED IN RESEARCHING ACQUISITIONS THAT ARE NOT
CONSUMMATED.

It is anticipated that the investigation of specific businesses and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. If a decision is made not to participate in a specific business, the costs incurred up to that point in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business, the failure to consummate that transaction may result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and participate in additional businesses.

REQUIRED REGULATORY DISCLOSURE RELATING TO LOW-PRICED STOCKS MAY NEGATIVELY IMPACT LIQUIDITY IN OUR COMMON STOCK.

The Company's securities, if available for trading, will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their securities in any market that might develop therefor.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, and 15g-7 under the Securities Exchange Act of 1934, as amended. Because the securities of the Company may constitute "penny stocks" within the meaning of the rules, the rules would apply to the Company and to its securities. The rules may further affect the ability of owners of Shares to sell the securities of the Company in any market that might develop for them.

Shareholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include
(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity and the ability of stockholders to sell the common stock in the secondary market.

CURRENT PROSPECTUS AND STATE BLUE SKY REQUIREMENTS MAY IMPEDE OUR ABILITY TO OFFER COMMON STOCK IN CERTAIN JURISDICTIONS.

Currently, our stock is not registered for sale in any state. Upon approval from a state securities authority to commence trading in a specific state, the Company will file a post-effective amendment to its Prospectus in accordance with its obligations under applicable securities law. We will be able to issue shares of its common stock only if there is then a current prospectus relating to such common stock and only if such common stock is qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of the common stock reside. We have undertaken and intend to file and keep current a prospectus that will permit the purchase and sale of the common stock, but there can be no assurance that we will be able to do so.

Although we intend to seek to qualify for sale the shares of common stock in those states in which the securities are to be offered, no assurance can be given that such qualification will occur. The common stock may be deprived of any value and the market for such shares may be limited if a current prospectus covering the common stock is not kept effective or if such common stock is not qualified or exempt from qualification in the jurisdictions in which the holders then reside.

IF WE FAIL TO MAINTAIN EXEMPTION FROM THE INVESTMENT COMPANY ACT, OUR OPERATING FLEXIBILITY WOULD BE RESTRICTED, WHICH COULD RESULT IN
NEGATIVE EFFECTS TO OUR BUSINESS, FINANCIAL CONDITIONS OR RESULTS OF
OPERATIONS.

Although the Company will be subject to regulation under the Securities Exchange Act of 1934, management believes the Company will not be subject to regulation under the Investment Company Act of 1940, insofar as the Company will not be primarily engaged in the business of investing or trading in securities. In the event the Company engages in business combinations which result in the Company holding passive investment interests in a number of entities, the Company could be subject to regulation under the Investment Company Act of 1940. In such event, the Company would be required to register as an investment company and could be expected to incur significant registration and compliance costs. The Company has obtained no formal determination from the Securities and Exchange Commission as to the status of the Company under the Investment Company Act of 1940 and, consequently, any violation of such Act would subject the Company to material adverse consequences.

Risks for Certain Non-Affiliate Shareholders

DEPENDING ON THE NATURE OF THE BUSINESS COMBINATION ENTERED INTO, IT IS POSSIBLE THAT MANAGEMENT WILL RECEIVE FAVORABLE TERMS OF EXCHANGE WITH THE TARGET COMPANY THAT WILL NOT BE AVAILABLE TO OTHER SHAREHOLDERS.

Management may actively negotiate or otherwise consent to the purchase of any portion of their common shares as a condition to or in connection with a proposed merger or acquisition transaction. It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the Company's shareholders pursuant to the authority and discretion of the Company's management to complete acquisitions without submitting any proposal to the stockholders for their consideration. Non-affiliate shareholders of the Company's securities should not anticipate that the Company necessarily will furnish such holders, prior to any merger or acquisition, with financial statements, or any other documentation, concerning a target company or its business. In some instances, however, the proposed participation in a business opportunity may be submitted to the stockholders for their consideration, either voluntarily by such directors to seek the stockholders' advice and consent or because state law so requires.

EXISTING SHAREHOLDERS OF THE COMPANY MAY SUFFER SIGNIFICANT DILUTION TO THEIR OWNERSHIP PERCENTAGE OF THE COMPANY, INSOFAR AS THE BUSINESS COMBINATION ENTERED INTO MAY INVOLVE THE ISSUANCE OF A LARGE NUMBER OF AUTHORIZED BUT UNISSUED SHARES TO THE TARGET COMPANY.

It is likely that the Company will acquire its participation in a business opportunity through the issuance of Common Stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under the Internal Revenue Code of 1986, depends upon the issuance to the stockholders of the acquired company of a controlling interest (i.e. 80% or more) of the common stock of the combined entities immediately following the reorganization. If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Internal Revenue Code, the Company's current stockholder would retain in the aggregate 20% or less of the total issued and outstanding shares. This could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such reorganization. Any such issuance of additional shares might also be done simultaneously with a sale or transfer of shares representing a controlling interest in the Company by the current officer, director and principal shareholder.

YOU WILL NOT BE ABLE TO SELL YOUR SHARES UNTIL WE COMPLETE A BUSINESS
COMBINATION.

All certificates for existing shareholders will be promptly deposited in the Escrow Account and held in trust until we close a business combination. You will not be able to sell or transfer your shares until we have completed a business combination and the escrow agent has mailed your stock certificates to you.

WE EXPECT A BUSINESS COMBINATION TO RESULT IN A CHANGE IN CONTROL AND OUR OFFICER WILL NOT HAVE ANY POWER TO INFLUENCE FUTURE DECISIONS OF THE COMBINED COMPANIES.

We plan to issue up to 8,500,000 acquisition shares in connection with a business combination. Therefore we expect a business combination to result in a change in control. After a change in control, the owners of the target will have the right to appoint their own officers and directors and our current officer will have no power to influence future decisions, seek a listing for our stock or take any other action to promote an active public market. There can be no assurance that we will be able to negotiate appropriate after-market support agreements or that any terms we negotiate will be effective. If the combined companies do not devote sufficient time and resources to developing and promoting an active trading market, you may be unable to sell your shares at any price.

THE PERSONAL PECUNIARY INTERESTS OF OUR OFFICER MAY CONFLICT WITH HER FIDUCIARY DUTIES.

We have registered 1,700,000 affiliate shares for resale. Our officer and director has agreed that she will not resell her shares at a price that represents a premium to the comparable per share value received by non-affiliate shareholders. Nevertheless, it is likely that a business combination and the potential resale of certain affiliate shares will result in the transfer of property to our Company and the payment of cash to our officer and director. Therefore, the personal pecuniary interests of our officer and director may conflict with her fiduciary duties. Our Company will not receive any proceeds from the sale of any affiliate shares.

OUR INABILITY TO COMPENSATE OUR OFFICER WITH CASH WILL INCREASE THE POTENTIAL FOR CONFLICTS OF INTEREST.

Certain conflicts of interest exist between the Company and its sole officer and director as follows:

(a) She has other business interests to which she devotes her attention, and she may be expected to continue to do so. As a result, conflicts of interest may arise that can be resolved only through her exercise of such judgment as to whether certain needs of the Company may not be adequately and necessarily addressed, provided the Company's officer and director elects to devote attention to outside interest when she could be attending to the needs of the Company;

 (b) It is anticipated that Company's officer and director may actively negotiate or otherwise consent to the purchase of a portion of her common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. In this process, the Company's officer and director may consider her own personal pecuniary benefit rather than the best interests of other Company shareholders, and the other Company shareholders are not expected to be afforded the opportunity to approve or consent to any particular stock buy-out transaction. See "Conflicts of Interest."

ALL OF OUR OUTSTANDING SHARES AND ALL THE SHARES WE PLAN TO ISSUE ARE INCLUDED IN OUR REGISTRATION STATEMENT.

We have included all of our outstanding shares and all the shares we intend to issue in our registration statement. If we are successful, all of the shares held by affiliates and non-affiliated stockholders of the target will be eligible for immediate resale, subject to contractual resale restrictions and the applicable rules and regulations of the SEC. If a substantial number of shares are offered for sale at the same time, the market price of the stock of the combined companies will be adversely affected.

Certain Risks for Owners of Potential Target Companies

YOU SHOULD EXPECT INCREASED SCRUTINY FROM THE REGULATORY COMMUNITY AND SKEPTICISM FROM THE FINANCIAL COMMUNITY IF YOU ENTER INTO A BUSINESS COMBINATION WITH OUR COMPANY.

Congress has found that blank check companies have been common vehicles for fraud and manipulation in the penny stock market. Moreover, the financial community views shell transactions with a high degree of skepticism until the combined companies have been active for a sufficient period of time to demonstrate credible operating performance. Increased regulatory scrutiny and heightened market skepticism may increase your future costs of regulatory compliance and make it more difficult for the combined companies to establish an active trading market.

YOU SHOULD NOT CONSIDER A BUSINESS COMBINATION WITH OUR COMPANY IF YOU CURRENTLY NEED ADDITIONAL CAPITAL, OR WILL REQUIRE ADDITIONAL CAPITAL WITHIN 12 TO 18 MONTHS.

A business combination with our Company will not provide an effective means of accessing the capital markets. Therefore, you should not consider a business combination with our Company if you currently need additional capital, or will require additional capital within 12 to 18 months. Until the combined companies have been active for a sufficient period of time to demonstrate credible operating performance, it will be very difficult, if not impossible, for you to raise additional capital to finance the combined companies' operations. You cannot assume that the combined companies will ever be able to raise additional capital.



                              USE OF PROCEEDS

The Company will not receive any proceeds from the sale of securities by the affiliate shareholder.

There can be no assurances that any business combination will be completed. In that event, there is a substantial risk to our Company that failure to complete a business combination will significantly restrict our business operation and force management to cease operations and liquidate the Company.

If we close a business combination, we will receive property in connection with the issuance of shares. It is impossible to predict the value of such property.

Subject to the limitations described in this prospectus, certain affiliate may resell or transfer all or any portion of her shares to existing shareholders, participants in a business combination and others. The proceeds from the resale of affiliate shares may be substantial. Our Company will not have any interest in the proceeds from the resale of any affiliate shares.

Reports to Stockholders

We plan to furnish our stockholders with an annual report for each fiscal year containing financial statements audited by our independent certified public accountants. Additionally, we may, in our sole discretion, issue unaudited quarterly or other interim reports to our stockholders when we deem appropriate. We intend to comply with the periodic reporting requirements of the Securities Exchange Act of 1934 for so long as the Company is subject to those requirements.


               ARBITRARY DETERMINATION OF OFFERING PRICE

The offering price for our shares does not bear any relationship to established valuation standards. Nor does it bear any relationship to our assets, book value, net worth or expected revenues or earnings. In determining the offering price, our board of directors considered the following factors, among others:

   - The nature of our proposed business and their opinions on capital structure issues.

   - The amount per share paid by our affiliates when they organized our Company.

   - The general economics of transactions involving public shells and general condition of the equity markets.

Many of these factors are inherently subjective and others are subject to change based on uncertain future events. Accordingly, the offering price of our shares must be considered arbitrary.


                               DILUTION

On the date of this prospectus, our net tangible book value is $0.00, or approximately $0.00 per share. Since the potential transfer and/or sale of affiliate shares involves currently issued and outstanding shares, it will not change the net tangible book value of our stock. We cannot predict whether a business combination will ultimately result in dilution to the investors. If the target has a weak balance sheet, a business combination may result in significant dilution. If a target has a relatively strong balance sheet, there may be no dilution.


                            CAPITALIZATION

The following table sets forth our capitalization at October 31, 2002. The table also presents as adjusted information that gives retroactive effect to the completion of the gifting distribution. This data is qualified in its entirety by our financial statements.

                                              As of             As adjusted
                                         October 31, 2002      for gift shares
                                       -------------------   ------------------
Common stock, $.0001 par value
80,000,000 shares authorized
2,000,000 shares issued and outstanding       $ 500                  $ 500

Preferred, $.0001 par value
20,000,000 shares authorized
no shares issued and outstanding                --                      --

Additional paid-in capital                    9,500                  9,500
Deficit accumulated during
development stage                          (10,000)                (10,000)
                                         -----------             -----------
Total stockholders' equity                   $    0                 $    0
                                         ===========             ===========



                              LEGAL PROCEEDINGS

Neither our Company nor any of our officer, director and promoter is a party, nor is any of their property subject, to material pending legal proceedings or material proceedings known to be contemplated by governmental authorities.


             MANAGEMENTS' DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

General

We intend to seek to acquire assets or shares of an entity actively engaged in business which generates revenues, in exchange for its securities. We have no particular acquisitions in mind and have not entered into any negotiations regarding such an acquisition. None of our officer, director, promoter or affiliates has engaged in any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between our Company and such other company as of the date of this registration statement.

As stated hereinabove, the Company will not acquire or merge with any entity which cannot provide independent audited financial statements within a reasonable period of time after closing of the proposed transaction. The Company is subject to all of the reporting requirements included in the Exchange Act. Included in these requirements is the affirmative duty of the Company to file audited financial statements as part of its Form 8-K to be filed with the SEC upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-K (or 10-KSB, as applicable). If such audited financial statements are not available at closing, or within time parameters necessary to insure the Company's compliance with the requirements of the Exchange Act, or if the audited financial statements provided do not conform to the representations made by the candidate to be acquired in the closing documents, the closing documents may provide that the proposed transaction will be voidable, at the discretion of the present management of the Company.

The Company intends to seek to carry out its business plan as discussed herein. In order to do so, the Company needs to pay ongoing expenses, including particularly legal and accounting fees incurred in conjunction with preparation and filing of this registration statement, and in conjunction with future compliance with its on-going reporting obligations. Because the Company has no capital with which to pay these anticipated expenses, our sole officer and shareholder, Ms. Jiang, has agreed that she will, on behalf of the Company, pay all expenses of the Company as they may be incurred with her personal funds. Such payments will be made without expectation of repayment unless the owners of the business which the Company acquires or merges with agree to repay all or a portion of such expenses. Such repayment will in no way be a condition to the selection of a target company. There is no minimum or maximum amount Ms. Jiang will pay on behalf of the Company. She has agreed to continue to pay those expenses until the Company completes a business combination. The Company currently does not intend to raise funds, either debt or equity, from investors while the Company is a blank check company, and the Company will not borrow any funds to make any payments to the Company's promoter, management or her affiliates or associates.

Present Financial Condition

We were incorporated in the State of Delaware on October 18, 2002. Our founder purchased 2,000,000 shares of our common stock at our Company's par value of $0.0001, for services rendered in connection with the organization of our Company. She also agreed to pay all organization costs from her personal funds. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and are restricted securities within the meaning of Rule 144 of the Securities Act.

While we incurred organization, operating and offering costs through October 31, 2002, our Company paid none of these costs. All costs were paid by our officer who will continue to do so until a business combination is completed on behalf of the Company. All expenses incurred or paid by our officer on behalf of the Company to the date have been recorded in the Company's statement of operations with a related credit to additional paid-in capital.

Liquidity and Capital Resources

The Company remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or stockholder's equity. The Company's balance sheet as of October 31, 2002, reflects a current asset value of $0.00, and a total asset value of $0.00.

Results of Operations

During the period from October 18, 2002 (inception) through October 31, 2002, the Company has engaged in no significant operations other than organizational activities and preparation for registration of its securities under the Securities Act. No revenues were received by the Company during this period.

For the current fiscal year, the Company anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act, and expenses associated with locating and evaluating acquisition candidates. The Company anticipates that until a business combination is completed with an acquisition candidate, it will not generate revenues, and may continue to operate at a loss after completing a business combination, depending upon the performance of the acquired business.

Ongoing Plan of Operations

The Company believes that its officer and director will assist the Company to meet the various cash needs, including the costs of compliance with the continuing reporting requirements of the Exchange Act, for a period of approximately eighteen (18) months. Accordingly, in the event the Company is able to complete a business combination during this period, it anticipates that the payment of our officer and director by using her personal funds will be sufficient to allow it to accomplish the goal of completing a business combination. There is no assurance, however, that the personal funds provided by our officer will ultimately prove to be adequate to allow it to complete a business combination, and once a business combination is completed, the Company's needs for additional financing are likely to increase substantially.



                              BUSINESS

General

History and Operations

The Company was incorporated under the laws of the State of Delaware on October 18, 2002, and is in the early developmental stages. To date the Company's only activities have been organizational ones, directed at developing its business plan. The Company has not commenced any commercial operations. The Company has no full-time employees and owns no real estate.

Regulation of "Blank Check" Companies

The proposed business activities described herein classify the Company as a "blank check" or "shell company" whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. Many states have enacted statutes, rules and regulations limiting the sale of securities of "blank check" companies in their respective jurisdictions. Management does not believe it will undertake any efforts to cause a market to develop in the Company's securities until such time as the Company has successfully implemented its business plan described herein.

Shareholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

 (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

 (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

 (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons;

 (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

 (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. The Company's management is aware of the abuses that have occurred historically in the penny stock market. Although the Company does not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to the Company's securities.

Search for Business Opportunity

The Company's business plan is to seek, investigate, and, if warranted, acquire one or more properties or businesses, and to pursue other related activities intended to enhance shareholder value. The acquisition of a business opportunity may be made by purchase, merger, exchange of stock, or otherwise, and may encompass assets or a business entity, such as a corporation, joint venture, or partnership. The Company has very limited capital available through loans by its officer and director, and it is unlikely that the Company will be able to take advantage of more than one such business opportunity. The Company intends to seek opportunities demonstrating the potential of long-term growth as opposed to short-term earnings.

At the present time the Company has not identified any business opportunity that it plans to pursue, nor has the Company reached any agreement or definitive understanding with any person concerning an acquisition. After this registration statement is cleared by the SEC, it is anticipated that the Company's officer and director will contact a number of registered broker-dealers or other persons with whom they are acquainted who are involved in corporate finance matters to advise them of the Company's existence and to determine if any companies or businesses they represent have an interest in considering a merger or acquisition with the Company. Business opportunities may also come to the Company's attention from various sources, including professional advisers such as attorneys and accountants, venture capitalists, members of the financial community, and others who may present unsolicited proposals. No assurance can be given that the Company will be successful in finding or acquiring a desirable business opportunity, or that any acquisition that occurs will be on terms that are favorable to the Company or its stockholders.

In selecting the services of a registered broker-dealer, the Company would consider the years such broker-dealer has been in the business, its rate of success in matching target companies with acquiring companies, and the form and amount of compensation required by the broker-dealer. The Company expects that the broker-dealer retained would participate all the important parts of securities transactions of the Company, including solicitation, negotiation and execution of the transactions, and would effect all securities transactions in connection with the Company's business plan as described in this registration statement.

The Company's search will be directed toward small and medium-sized enterprises which have a desire to become public corporations and which are able to satisfy, or anticipate in the reasonably near future being able to satisfy, the minimum asset requirements in order to qualify shares for trading on NASDAQ or on a stock exchange. The Company anticipates that the business opportunities presented to it will:

  (i) be recently organized with no operating history, or a history of losses attributable to under-capitalization or other factors;

 (ii)  be experiencing financial or operating difficulties;

 (iii) be in need of funds to develop a new product or service or to expand into a new market;

 (iv)  be relying upon an untested product or marketing concept; or

 (v)  have a combination of the characteristics mentioned in (i) through
      (iv).

The Company intends to concentrate its acquisition efforts on properties or businesses that it believes to be undervalued. Given the above factors, investors should expect that any acquisition candidate may have a history of losses or low profitability.

The Company does not propose to restrict its search for investment opportunities to any particular geographical area or industry, and may, therefore, engage in essentially any business, to the extent of its limited resources. This includes industries such as service, natural resources, manufacturing, technology, product development, medical, communications and others. The Company's discretion in the selection of business opportunities is unrestricted, subject to the availability of such opportunities, economic conditions, and other factors.

Potential Consequences of Business Combination

As a consequence of this registration of its securities, any entity which has an interest in being acquired by, or merging into the Company, is expected to be an entity that desires to become a public company and establish a public trading market for its securities. In connection with such a merger or acquisition, it is highly likely that an amount of stock constituting control of the Company would be issued by the Company or purchased from the current principal shareholders of the Company by the acquiring entity or its affiliates. If stock is purchased from the current shareholders, the transaction is very likely to result in substantial gains to them relative to their purchase price for such stock.

In the Company's judgment, none of its officer and director would thereby become an "underwriter" within the meaning of the Section 2(11) of the Securities Act. The sale of a controlling interest by certain principal shareholder of the Company could occur at a time when the other shareholders of the Company remain subject to restrictions on the transfer of their shares.

Depending upon the nature of the transaction, the current officer and director of the Company may resign her management positions with the Company in connection with the Company's acquisition of a business opportunity. In the event of such a resignation, the Company's current management would not have any control over the conduct of the Company's business following the Company's combination with a business opportunity. The Company has adopted a policy that it will not enter into a merger or acquisition transaction with any business with which its officer or director is currently affiliated.

Selection of Business Opportunities

To a large extent, a decision to participate in a specific business opportunity may be made upon management's analysis of the quality of the other company's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological changes, the perceived benefit the company will derive from becoming a publicly held entity, and numerous other factors which are difficult, if not impossible, to analyze through the application of any objective criteria.
In many instances, it is anticipated that the historical operations of a specific business opportunity may not necessarily be indicative of the potential for the future because of the possible need to shift marketing approaches substantially, expand significantly, change product emphasis, change or substantially augment management, or make other changes. The Company will be dependent upon the owners of a business opportunity to identify any such problems which may exist and to implement, or be primarily responsible for the implementation of, required changes.

Because the Company may participate in a business opportunity with a newly organized firm or with a firm which is entering a new phase of growth, it should be emphasized that the Company will incur further risks, because management in many instances will not have proved its abilities or effectiveness, the eventual market for such company's products or services will likely not be established, and such company may not be profitable when acquired.

It is anticipated that the Company will not be able to diversify, but will essentially be limited to one such venture because of the Company's limited financing. This lack of diversification will not permit the Company to offset potential losses from one business opportunity against profits from another, and should be considered an adverse factor affecting any decision to purchase the Company's securities.

It is emphasized that management of the Company may effect transactions having a potentially adverse impact upon the Company's shareholders pursuant to the authority and discretion of the Company's management to complete acquisitions without submitting any proposal to the stockholders for their consideration. Holders of the Company's securities should not anticipate that the Company necessarily will furnish such holders, prior to any merger or acquisition, with financial statements, or any other documentation, concerning a target company or its business. In some instances, however, the proposed participation in a business opportunity may be submitted to the stockholders for their consideration, either voluntarily by such director to seek the stockholders' advice and consent or because state law so requires.

The analysis of business opportunities will be undertaken by or under the supervision of the Company's officer and director, who is not a professional business analyst. The Company anticipates that it will consider, among other things, the following factors:

   1. Potential for growth and profitability, indicated by new technology, anticipated market expansion, or new products;

   2. The Company's perception of how any particular business opportunity will be received by the investment community and by the Company's stockholders;

   3. Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements, or from other sources;

   4.  The extent to which the business opportunity can be advanced;

   5. Competitive position as compared to other companies of similar size and experience within the industry segment as well as within the industry as a whole;

   6. Strength and diversity of existing management, or management prospects that are scheduled for recruitment;

   7. The cost of participation by the Company as compared to the perceived tangible and intangible values and potential; and

   8. The accessibility of required management expertise, personnel, raw materials, services, professional assistance, and other required items.

No one of the factors described above will be controlling in the selection of a business opportunity, and management will attempt to analyze all factors appropriate to each opportunity and make a determination based upon reasonable investigative measures and available data. Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Potential investors must recognize that, because of our officer and director's limited capital available for investigation and management's limited experience in business analysis, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

The Company is unable to predict when it may participate in a business opportunity. It expects, however, that the analysis of specific proposals and the selection of a business opportunity may take several months or more.

Prior to making a decision to participate in a business opportunity, the Company will generally request that it be provided with written materials regarding the business opportunity containing such items as a description of products, services and company history; management resumes; financial information; available projections, with related assumptions upon which they are based; an explanation of proprietary products and services;
evidence of existing patents, trademarks, or services marks, or rights thereto; present and proposed forms of compensation to management; a description of transactions between such company and its affiliates during relevant periods; a description of present and required facilities; an analysis of risks and competitive conditions; a financial plan of operation and estimated capital requirements; audited financial statements, produced within a reasonable period of time not to exceed 75 days following completion of a merger transaction; and other information deemed relevant.

As part of the Company's investigation, the Company's officer and director may meet personally with management and key personnel, may visit and inspect material facilities, obtain independent analysis or verification of certain information provided, check references of management and key personnel, and take other reasonable investigative measures, to the extent of the officer and director's limited financial resources and management expertise. The Company does not intend to raise any operating capital by implementing private placements of restricted stock and/or public offerings of its common stock.

Company management believes that various types of potential merger or acquisition candidates might find a business combination with the Company to be attractive. These include acquisition candidates desiring to create a public market for their shares in order to enhance liquidity for current shareholders, acquisition candidates which have long-term plans for raising capital through the public sale of securities and believe that the possible prior existence of a public market for their securities would be beneficial, and acquisition candidates which plan to acquire additional assets through issuance of securities rather than for cash, and believe that the possibility of development of a public market for their securities will be of assistance in that process. Acquisition candidates which have a need for an immediate cash infusion are not likely to find a potential business combination with the Company to be an attractive alternative.

Form of Acquisition

It is impossible to predict the manner in which the Company may participate in a business opportunity. Specific business opportunities will be reviewed as well as the respective needs and desires of the Company and the promoters of the opportunity and, upon the basis of that review and the relative negotiating strength of the Company and such promoters, the legal structure or method deemed by management to be suitable will be selected. Such structure may include, but is not limited to leases, purchase and sale agreements, licenses, joint ventures and other contractual arrangements. The Company may act directly or indirectly through an interest in a partnership, corporation or other form of organization. Implementing such structure may require the merger, consolidation or reorganization of the Company with other corporations or forms of business organization, and although it is likely, there is no assurance that the Company would be the surviving entity. In addition, the present management and stockholders of the Company most likely will not have control of a majority of the voting shares of the Company following a reorganization transaction. As part of such a transaction, the Company's existing director may resign and new directors may be appointed without any vote by stockholders.

It is likely that the Company will acquire its participation in a business opportunity through the issuance of Common Stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called "tax free" reorganization under the Internal Revenue Code of 1986, depends upon the issuance to the stockholders of the acquired company of a controlling interest (i.e. 80% or more) of the common stock of the combined entities immediately following the reorganization.

If a transaction were structured to take advantage of these provisions rather than other "tax free" provisions provided under the Internal Revenue Code, the Company's current stockholders would retain in the aggregate 20% or less of the total issued and outstanding shares. This could result in substantial additional dilution in the equity of those who were stockholders of the Company prior to such reorganization. Any such issuance of additional shares might also be done simultaneously with a sale or transfer of shares representing a controlling interest in the Company by the current officer, director and principal shareholder.

It is anticipated that any new securities issued in any reorganization would be issued in reliance upon one or more exemptions from registration under applicable federal and state securities laws to the extent that such exemptions are available. In some circumstances, however, as a negotiated element of the transaction, the Company may agree to register such securities either at the time the transaction is consummated, or under certain conditions or at specified times thereafter. If such registration occurs, of which there can be no assurance, it will be undertaken by the surviving entity after the Company has consummated a business combination and the Company is no longer considered a blank check company. Until such time as this occurs, the Company will not attempt to register any additional securities. The issuance of substantial additional securities and their potential sale into any trading market may have a depressive effect on the market value of the Company's securities in the future if such a market develops, of which there is no assurance. There has been no plans, proposals, arrangements or understandings with respect to the sale or issuance of additional securities.

The Company will participate in a business opportunity only after the negotiation and execution of a written agreement. Although the terms of such agreement cannot be predicted, generally such an agreement would require specific representations and warranties by all of the parties thereto, specify certain events of default, detail the terms of closing and the conditions which must be satisfied by each of the parties thereto prior to such closing, outline the manner of bearing costs if the transaction is not closed, set forth remedies upon default, and include miscellaneous other terms.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable.

Investment Company Act and Other Regulation

The Company may participate in a business opportunity by purchasing, trading or selling the securities of such business. The Company does not, however, intend to engage primarily in such activities. Specifically, the Company intends to conduct its activities so as to avoid being classified as an "investment company" under the Investment Company Act of 1940 (the "Investment Act"), and therefore to avoid application of the costly and restrictive registration and other provisions of the Investment Act, and the regulations promulgated thereunder.

Section 3(a) of the Investment Act contains the definition of an "investment company," and it excludes any entity that does not engage primarily in the business of investing, reinvesting or trading in securities, or that does not engage in the business of investing, owning, holding or trading "investment securities" (defined as "all securities other than government securities or securities of majority-owned subsidiaries") the value of which exceeds 40% of the value of its total assets (excluding government securities, cash or cash items). The Company intends to implement its business plan in a manner which will result in the availability of this exception from the definition of "investment company." Consequently, the Company's participation in a business or opportunity through the purchase and sale of investment securities will be limited.

The Company's plan of business may involve changes in its capital structure, management, control and business, especially if it consummates a reorganization as discussed above. Each of these areas is regulated by the Investment Act, in order to protect purchasers of investment company securities. Since the Company will not register as an investment company, stockholders will not be afforded these protections.

Competition

The Company expects to encounter substantial competition in its efforts to locate attractive opportunities, primarily from business development companies, venture capital partnerships and corporations, venture capital affiliates of large industrial and financial companies, and small investment companies. Many of these entities will have significantly greater experience, resources and managerial capabilities than the Company and will therefore be in a better position than the Company to obtain access to attractive business opportunities. The Company also will experience competition from other public "blind pool" companies, many of which may have more capital available than does the Company. In view of our combined limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage compared to our competitors.

Business Diversification is Unlikely

Under Rule 419, we will be required to file our post-effective amendment and deliver a final prospectus to existing shareholders as soon as we agree to a business combination where the valuation of the business to be acquired exceeds $84,000, calculated as 80% of the offering proceeds from the sale of the maximum number of shares registered in each of the public offerings contemplated hereby. Since we intend to issue shares in connection with a business combination, any substantial acquisition will probably result in a change in control. Therefore, we will probably not be in a position to make multiple acquisitions.

More than likely, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. Our probable lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on our future business. In addition, by consummating a business combination with a single entity, the prospects for our success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, we cannot assure you that our future operations will prove to be commercially viable.

No Right to Approve Specific Terms

We do not intend to provide information to our stockholders regarding the potential targets being considered by our management. Our officer and director will have the executive and equity voting power to unilaterally approve all corporate actions until we negotiate a business combination. As a result, investors in this offering will have no effective voice in decisions made by our management and will be entirely dependent on our management's judgment in the selection of a target and the negotiation of the specific terms of a business combination.

Employees

We presently have no employees. Our sole officer and director is engaged in outside business activities, and the amount of time that will be devoted to our business will only be between 10 to 25 hours per month. Upon completion of the public offering, it is anticipated that management will devote the time necessary each month to our affairs or until a successful acquisition of a business has been completed.

Facilities

We are presently using the office of our sole officer and director as our office, an arrangement which we expect to continue until the completion of the reconfirmation offering. We presently do not own any equipment, and do not intend to purchase or lease any equipment prior to or upon completion of this offering.

Periodic Reporting and Audited Financial Statements

We have filed a Form SB-2 registration statement for this offering. We will also file a Form 8-A registration statement to register our common stock under the Securities Exchange Act of 1934. Therefore, the combined companies will be subject to the reporting requirements of the Securities Exchange Act of 1934, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of Rule 419(f)(1) the combined companies will furnish stockholders audited financial statements for the first full fiscal year of operations following consummation of a business combination.

We will not enter into a business combination agreement with a target that cannot have its financial statements audited in accordance with the requirements of Regulation S-X. In connection with our reconfirmation offering, we will deliver a final prospectus to investors that includes, among other things, audited financial statements for the target and pro forma financial information for the combined companies.


                                MANAGEMENT

Officers and Directors

The Company has only one executive officer and director as identified below.

          Name          Age                 Position
-------------------- --------  --------------------------------------------
   Miao Juan Jiang      45     President, Secretary, Treasurer and Director

The executive officer and director named above will serve until the first annual meeting of the Company's stockholders. Thereafter, the directors will be elected each year at the annual stockholders' meeting. Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated. There is no arrangement or understanding between the directors and/or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer.

The director and officer of the Company will devote her time to the Company's affairs on an "as needed" basis. As a result, the actual amount of time which she will devote to the Company's affairs is unknown and is likely to vary substantially from month to month.

The following is a brief account of the business experience of our sole director and executive officer.

Miao Juan Jiang

Ms. Miao Juan Jiang has been the Company's President, Secretary and Director since October 18, 2002 (inception). Since 1976 to the present, Ms. Jiang has been employed by Shanghai Farm Produce Co, a vegetable producer and seller in Shanghai, China, on various positions, most recently as a product line manager. Ms. Jian is the only promoter of the Company.

Management's Prior Involvement in Blank Check Offerings

The Company's promoter and management has never been involved in any blank check or blind pool offerings.

Conflicts of Interest

The Company's proposed business raises potential conflicts of interest exist between the Company and Ms. Jiang, the Company's sole officer and director. Ms. Jiang has other business interests to which she currently devotes attention, and is expected to continue to do so. As a result, conflicts of interest may arise that can be resolved only through her exercise of judgment in a manner which is consistent with his fiduciary duties to the Company.
Ms. Jiang intends to devote as much time to the activities of the Company as required. However, should such a conflict arise, there is no assurance that Ms. Jiang would not attend to other matters prior to those of the Company. Ms. Jiang estimates that the business plan of the Company can be implemented in theory by devoting approximately 10 to 25 hours per month over the course of several months but such figure cannot be stated with precision.

No finder's fee of any kind will be paid by the Company to the Company's director, officer, promoter, and affiliates, and no loans of any type have, or will be, made by the Company to the Company's director, officer, promoter, and affiliates.

Management of the Company is not currently affiliated or associated, directly or indirectly, with other blank check companies. Accordingly, there is no company with which management of the Company is affiliated that either competes with or would have a conflict of interest with this Company.

The Company's sole officer and director may actively negotiate or otherwise consent to the purchase of a portion of her common stock as a condition to, or in connection with, a proposed merger or acquisition transaction. It is anticipated that a substantial premium over the initial cost of such shares may be paid by the purchaser in conjunction with any sale of shares by the Company's officer and director which is made as a condition to, or in connection with, a proposed merger or acquisition transaction. The fact that a substantial premium may be paid to the Company's officer and director to acquire her shares creates a potential conflict of interest for her in satisfying her fiduciary duties to the Company and its other shareholders. Even though such a sale could result in a substantial profit to her, she would be legally required to make the decision based upon the best interests of the Company and the Company's other shareholders, rather than her own personal pecuniary benefit.

Shareholders have certain rights with regards to the Company's management, in the event of breaches of certain obligations including loyalty and the misappropriation of a corporate opportunity. Shareholders may seek remedies under several provisions of the Securities Act and the Exchange Act. Sections 11 and 12 of the Securities Act help safeguard investors against materially false statements in Registration Statements (section 11); and against materially false statements in prospectuses and other communications (section
12). Remedies available under these sections include the reimbursement to the investor, by the company, of the consideration paid for the security minus any gain received thereupon. Investors are also protected by section 10(b) of the Exchange Act, which proscribes manipulative or deceptive practices in connection with the purchase or sale of a security; and by section 14(e) of the Securities Act, which proscribes material misstatements in connection with proxies. As many states have securities laws modeled after the Securities Act and Exchange Act, remedies may be available under state law as well. In any case, lawsuits under section 11 of the Securities Act may be brought "at law or in equity, in any court of competent jurisdiction".

Indemnification of Officers and Directors

Section 145 of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's certificate of incorporation and bylaws contain such a provision.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the such act and is therefore unenforceable.


                EXECUTIVE COMPENSATION OF OFFICERS AND DIRECTORS


The Company's sole officer and director has not received any compensation for her services rendered to the Company since inception, and is not accruing any compensation pursuant to any agreement with the Company. The Company has no retirement, pension, profit sharing, stock option or insurance programs or other similar programs for the benefit of directors, officers, or other employees.

The sole officer and director of the Company will not receive any finder's fee, either directly or indirectly, as a result of her efforts to implement the Company's business plan outlined herein.

We do not have an audit committee or a compensation committee. We do not intend to create an audit committee or a compensation committee until after the completion of a business combination.



                        PRINCIPAL STOCKHOLDERS


The following table contains information on the beneficial ownership of our common stock as of the date of this registration statement; as adjusted to reflect the transfer of up to 300,000 shares by affiliate; and as further adjusted to reflect the issuance of 8,500,000 shares and the potential resale of 1,700,000 affiliate shares in connection with a business combination. Unless otherwise indicated, all persons named in the table have sole voting and investment power with respect to the shares beneficially owned by them.
The table identifies (i) each person known by us to be the owner of more than 5% of the outstanding shares of common stock, (ii) each of our officers and directors, and (iii) all our officers and directors as a group.



Name and Address      Before This Offering    After This Offering  After Combination
Of Beneficial Owner   Shares     Percent      Shares      Percent   Shares   Percent
-------------------  ----------------------   -------------------   ----------------
Miao Juan Jiang       2,000,000    100%       1,700,000     85%     1,700,000   16%
19 Lane 279
Shun Chang Road
Shanghai, China 200021

All Officers and
Directors as a group
(one person)        2,000,000      100%       1,700,000      85%    1,700,000   16%
------------------------------------------------------------------------------------

(1) Assumes that the officer will transfer 300,000 shares to not less than 300 non-affiliate shareholders.

(2) Assumes that all 1,700,000 affiliate shares will be held for investment subsequent to completion of business combination with target.

Management has no plans to issue any additional securities to management, promoter or her affiliates or associates and will do so only if such issuance is in the best interests of shareholders of the Company and complies with all applicable federal and state securities rules and regulations.

The Company's officer and director identified above may be deemed to be a "promoter" of our Company as that term is defined in Rule 12b-2 of the General Rules of the SEC promulgated under the 1934 Act.

Although the Company has a very large amount of authorized but unissued common and preferred stock that may be issued without further shareholder approval or notice, it is the intention of the Company to avoid inhibiting certain transactions with prospective acquisition or merger candidates, based upon the perception by such candidate that they may be engaged in a rapidly expanding industry and cannot afford to proxy shareholders each time their management needs to authorize additional shares.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


In connection with the organization of our Company, the Company issued 2,000,000 shares of its common stock valued at $500 to Ms. Miao Juan Jiang, the president of the Company, for her services.

The Company maintains a business address at the office of its president. As a result, it pays no rent and incurs no expenses for maintenance of an office and does not anticipate paying rent or incurring office expenses in the future.

Although management has no current plans to cause the Company to do so, it is possible that the Company may enter into an agreement with an acquisition candidate requiring the sale of all or a portion of the Common Stock held by the Company's current stockholders to the acquisition candidate or principals thereof, or to other individuals or business entities, or requiring some other form of payment to the Company's current stockholders, or requiring the future employment of specified officers and payment of salaries to them.

It is more likely than not that any sale of securities by the Company's current stockholders to an acquisition candidate would be at a price substantially higher than that originally paid by such stockholders. Any payment to current stockholders in the context of an acquisition involving the Company would be determined entirely by the largely unforeseeable terms of a future agreement with an unidentified business entity.

All transactions between us and the Company's sole officer and director or her affiliates will be on terms that we believe are no less favorable than the terms that could have been negotiated with unaffilated third parties.



                          DESCRIPTION OF SECURITIES

The authorized capital stock of the Company consists of 80,000,000 shares of common stock, par value $.0001 per share, of which there are 2,000,000 issued and outstanding and 20,000,000 shares of preferred stock, par value $.0001 per share, of which none has been designated or issued. The following summarizes the important provisions of the Company's capital stock. For more information about the Company's capital stock, please see the copy of our Certificate of Incorporation and Bylaws that have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights, which means that the holders of a majority of the outstanding shares of our common stock voting for the election of directors can elect all members of the Board of Directors. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, the Company has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of the Company, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. The Company has no present plans to issue any preferred stock.

Dividends

Dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company's Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination.

Transfer Agent

The Company is currently serving as its own transfer agent, and plans to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for the Company's securities. Since the Company does not currently expect any public market to develop for its securities until after it has completed a business combination, it does not currently anticipate that it will seek to employ an independent transfer agent until it has completed such a transaction.



    INTEREST OF NAMED EXPERTS AND COUNSEL IN REGISTRATION STATEMENT


No expert named in this prospectus was paid on a contingent basis or had a material interest in our Company or any of its subsidiaries or was connected with our Company or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee.


              RULE 144 AND SHARES ELIGIBLE FOR FUTURE SALE


Upon the consummation of this Offering, the Company will have 10,500,000 shares of common stock outstanding. Only those shares registered for the accounts of certain Selling Shareholders will be freely tradable without restriction or further registration under the Securities Act, as amended, except for any shares purchased by an affiliate of the Company (in general, a person who has a control relationship with the Company) which will be subject to the limitations of Rule 144 adopted under the Securities Act, as amended. All of the remaining shares are deemed to be restricted securities, as that term is defined under Rule 144 promulgated under the Securities Act, as amended, in that such shares were issued and sold by the Company in private transactions not involving a public offering, all of which are subject to lock-up restrictions described below.

In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or other persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three month period, a number of shares that does not exceed the greater of one percent of the total number of outstanding shares of the same class or the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

Prior to this Offering, there has been no market for the common stock and no prediction can be made as to the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market may adversely affect prevailing market prices for the common stock and could impair the Company's ability to raise capital through the sale of its equity securities.

Redistributions-Rule 144

Rule 144 of the Securities Act lists criteria under which restricted securities and securities held by affiliates or control persons may be resold without registration. The rule prevents the creation of public markets in securities when the issuers have not made adequate current information available to the public. Preliminary Note to Securities Act Rule 144. The requirements of Rule 144(b) through (i) include provisions that: (1) current public information be available regarding the issuer of the securities; (2) at least one year elapse between the time the securities are acquired from an issuer or affiliate and the date the securities are resold under the rule;
(3) the amount of securities able to be sold is limited, depending on whether the sale is by an affiliate or not; (4) the securities be sold in brokers' transactions or with a market maker; (5) Form 144 be filed depending on the size of the transaction; and (6) the person filing the form has a bona fide intention to sell the securities within a reasonable time.

Secondary Trading Exemptions:

The National Securities Markets Improvement Act of 1996 provides for exemptive provisions applicable to the status of secondary trading in the securities following subsequent distributions to additional shareholders as follows:

Section 18(b) of the Securities Act defines a covered security or federal covered security. Exempt from state regulation are

(1) investment companies registered under the Investment Company Act of 1940;

(2) certain securities listed on nationally-recognized stock exchanges;

(3) offers or sales made to qualified purchasers;

(4) certain transactions exempt from registration under the Securities Act of 1933;

(5) investment advisers with assets over $25,000,000; and

(6) Rule 506 offerings. States are still allowed to regulate smaller offerings, penny stocks, intrastate offerings, and certain limited offerings. Except for certain exchange-listed securities, the states may still require notice filings and have the power to require registration or suspend offerings for which notices have not been filed.

In particular, Section 18(b)(4)(A) provides that a security is a covered security with respect to a transaction that is exempt from registration pursuant to paragraph (1) or (3) of Section 4, and the issuer of such security files reports with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Section 4(1) of the Act exempts transactions by any person other than an issuer, underwriter, or dealer.

Section 4(3) of the Act exempts transactions by a dealer (including an underwriter no longer acting as an underwriter in respect of the security involved in such transaction), except-

(A) transactions taking place prior to the expiration of 40 days after the first date upon which the security was bona fide offered to the public by the issuer or by or through an underwriter;

(B) transactions in a security as to which a registration statement has been filed taking place prior to the expiration of 40 days.

Based upon the foregoing, we believe that secondary trading opportunities may exist pursuant to Sections 18(b)(4)(A), 4(1), 4(3) or 4(4) of the Act, in the states referenced above, provided that the Company continues to timely files reports required under Section 13 or 15(d) of the Exchange Act and effectuate any filings that may be required in each respective state listed above, if any.

Although the above information may provide secondary trading exemptions for shareholders, provided they sell in full compliance with Rule 144 of the Act, nonetheless, the Company must still timely file the reports required to be filed as prescribed by Section 13 or 15(d) of the Exchange
Act and must file any required material with each respective state authority.


                 RECENT TRANSACTIONS IN UNREGISTERED SECURITIES


The following sets forth information relating to all previous sales of the Company's common stock, which sales were not registered under the Securities Act of 1933.

In connection with the Company's organization, on October 18, 2002, Ms. Miao Juan Jiang, the president of the Company, was issued 2,000,000 shares of the Company's restricted common stock in exchange for her services rendered for incorporating the Company. The shares were issued for an aggregate consideration of $500, which we believe represents the fair value of the services performed by Ms. Jiang.

The aforementioned securities were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The Company believes this exemption is available because this
issuance was a transaction not involving a public offering.   There was no
general solicitation or advertising used to offer the Company's shares; the sole investor had the knowledge and experience in financial and business matters to evaluate the merits and risks of this prospective investment and therefore was either accredited or sufficiently sophisticated to undertake such an investment. Additionally, securities were not offered or sold to more than thirty-five (35) unaccredited investors.

The Company has never utilized an underwriter for an offering of the Company's securities, and there were no underwriting discounts or commissions involved. Other than the securities described above, the Company has not issued or sold any securities.


                        MARKET FOR OUR COMMON STOCK

No public trading market exists for the Company's securities and all of its outstanding securities are restricted securities as defined in Rule 144. There was one holder of record of the Company's common stock as of the date of this registration statement. No dividends have been paid to date and the Company's Board of Directors does not anticipate paying dividends in the foreseeable future.

We have not issued any options or warrants to purchase, or securities convertible into, our common equity. The 2,000,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act. Generally, Rule 144 provides that director, executive officer, and persons or entities that they control or who control them may sell shares of common stock in any three-month period in a limited amount. However, the SEC has taken the position that resales cannot be made pursuant to Rule 144 for blank check companies. Therefore, the 2,000,000 outstanding shares held by our stockholder cannot be sold pursuant to Rule 144, but must be registered under the Securities Act of 1933.

MARKET PRICE. The Registrant's Common Stock is not quoted at the present time.

Effective August 11, 1993, the Securities and Exchange Commission adopted
Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.
In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Management intends to consider undertaking a transaction with any merger or acquisition candidate which will allow the Company's securities to be traded without the aforesaid limitations. However, there can be no assurances that, upon a successful merger or acquisition, the Company will qualify its securities for listing on NASDAQ, or be able to maintain the maintenance criteria necessary to insure continued listing. The failure of the Company to qualify its securities or to meet the relevant maintenance criteria after such qualification in the future may result in the discontinuance of the inclusion of the Company's securities on NASDAQ. In such events, trading, if any, in the Company's securities may then continue on the OTC Bulletin Board. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities.

Certificates evidencing the Common Stock issued by the Company have all been stamped with a restrictive legend, and are subject to stop transfer orders by the Company. For additional information concerning restrictions that are imposed upon the securities held by current stockholders, and the responsibilities of such stockholders to comply with federal securities laws in the disposition of such Common Stock.


                           PLAN OF DISTRIBUTION


The Selling Shareholders' shares, whether offered before or after quotation on the OTC Bulletin Board, must be offered:

(i) through dealers or in ordinary brokers' transactions, in the over-the-counter market or otherwise;

(ii) at the market or through market makers or into an existing market for the securities;

(iii) in other ways not involving market makers or established trading markets, including direct sales to purchasers or effective through agents; or

(iv) in combinations of any of such methods of sale. The shares will be sold at market prices prevailing at the time of sale or at negotiated prices.

Sales of our shares at the market and not at a final price, which are made into an existing market for the shares, will be made by our selling shareholders to or through a market maker, acting as principal or as agent. Other sales may be made, directly or through an agent, to purchasers outside existing trading markets.

We have agreed to pay all fees and expenses incident to the registration of the shares, including certain fees and disbursements of counsel to the Selling Shareholders. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Selling Shareholders have also agreed to indemnify us, our director, officer, agents and representatives against certain liabilities, including certain liabilities under the Securities Act.

The Selling Shareholder and other persons participating in the distribution of the shares offered hereby are subject to the applicable requirements of Regulation M promulgated under the 1934 Act in connection with the sales of the shares.

Regulation M Restrictions

Regulation M contains the rules governing activities of persons with an interest in a securities offering. These rules are aimed at preventing broker-dealers and other persons participating in an offering from manipulating the price of the offered security.

Rule 101 generally prohibits underwriters, broker-dealers and other participants from purchasing the security being offered, or "subject security," during the "quiet period." The "quiet period" begins one or five business days (depending on the trading volume value of the security and the public float value of the issuer) before the offering's pricing and continues through the end of the offering.

Rule 102 prohibits issuers, selling security holders, and their affiliated purchasers from bidding for or purchasing any subject security and certain other related securities during the quiet period.

Rule 103 governs passive market making by broker-dealers participating in an offering of a Nasdaq security.

Rule 104 imposes disclosure, record keeping, notification, and pricing conditions on underwriters that stabilize, or maintain, the price of a subject security at a desirable level to facilitate the offering.

Rule 105 prevents manipulative short sales in anticipation of an offering by prohibiting the covering of short sales with securities obtained from an underwriter, broker, or dealer that is participating in the offering.

Broker-Dealers

If a dealer is utilized in the sale of the shares in respect of which our prospectus is delivered, the selling shareholders will sell such shares to the dealer, as principal. The dealer may then resell such shares to the public at varying prices to be determined by such dealer at the time of resale.

A selling broker may act as agent or may acquire the shares or interests therein as principal or pledgee and may, from time to time, effect distributions of such shares and interests.

The shares offered hereby are eligible for sale only in certain states, and, in some of those states, may be offered or sold only to institutional investors, as defined under applicable state securities law. No sales or distributions, other than as described herein, may be effected after our prospectus shall have been appropriately amended or supplemented.

The Selling Shareholders may also pledge their shares pursuant to the margin provisions of their customer agreements with their brokers. If there is a default by the Selling Shareholders, the brokers may offer and sell the pledged shares.

Brokers or dealers may receive commissions or discounts from the Selling Shareholders (or, if the broker-dealer acts as agent for the purchaser of the shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved.

We cannot estimate at the present time the amount of commissions or discounts, if any, that will be paid by the Selling Shareholders in connection with sales of the shares.

The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in sales of the shares may be deemed to be underwriters within the meaning of the Securities Act in connection with such sales. In that event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Limited State Jurisdictions Where Securities are to be Offered

We believe certain affiliate transfers will be exempt under the securities or Blue Sky laws of most states and foreign countries where recipients reside. Before making a transfer, we will seek appropriate clarification from the securities regulatory authorities in such jurisdictions. If the securities regulatory authority in a particular jurisdiction indicates that the offering is not exempt, we will take all necessary action to comply with the requirements of local law.

Conduct of the Offering

We hereby offer up to 10,500,000 shares at $0.01 per share on a self-underwritten, no minimum basis for a period of 360 days. This Offering shall commence promptly upon effectiveness of the registration statement.
We will not use an underwriter or securities dealer. The Company cannot provide assurances that it will complete a business combination, significantly restricting the Company's activities and plan of operations. We will not compensate any person in connection with the offer and sale of the shares.

The registration statement of which this prospectus forms a part also relates to the potential resale and/or transfer of up to 2,000,000 shares of Common Stock that were issued to certain affiliate, officer and director in connection with the formation of the Company on October 18, 2002. The future sale of shares by such shareholders may have a continuing depressive effect on the Company's stock price.

Our officer and director (affiliate shareholder) shall distribute prospectuses related to the offering. We estimate that they will distribute a limited number of prospectuses to acquaintances, colleagues and sophisticated and/or accredited investors. Provided additional officers are appointed, they will be identified by way of an amendment to this filing.

Our officer and director shall conduct the offering of the shares. Although she is an "associated person" as that term is defined in Rule 3a4-1 under the Securities Exchange Act, she will not be deemed to be a broker because:

   - she will not be subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Securities Exchange Act at the time of the sale of our securities;

   - she will not be compensated in connection with the sale of our shares;

   - she will not be an associated person of a broker or dealer at the time of her participation in the sale of our securities; and

   - she shall restrict her participation to the following activities:

  (i) preparing written communications or delivering them through the mails or other means that does not involve her oral solicitation of a potential purchaser;

  (ii) responding to inquiries of potential purchasers in communications initiated by potential purchasers, provided however, that the content of each response is limited to information contained in the registration statement; or

  (iii) performing ministerial and clerical work involved in effecting any transaction.

Offering of Business Combination Shares

We have registered 8,500,000 shares that our Company may offer to issue in connection with a business combination. Our Company will receive property in exchange for such shares.

Subject to the limits described in this prospectus, our officer will have broad discretion to structure a business combination and establish terms for the issuance of acquisition shares. All material terms of a proposed business combination will be determined by arms-length negotiations between our officer and the representatives of a potential target. All material terms of a proposed business combination will be disclosed in our reconfirmation offering prospectus. Any shares that are not issued in connection with a business combination will be removed from registration in connection with our reconfirmation offering.

Potential Offer and Sale of Affiliate Shares

We have registered 1,700,000 affiliate shares that our officer may resell or transfer to personal assigns, non-affiliates, advisors, participants in a business combination and others.

Any proceeds from the resale of affiliate shares may be substantial. Our Company will not have any interest in the proceeds from the resale of affiliate shares.

Our officer and director has broad discretion to establish terms for the resale or other transfer of her shares. She may also make bona fide gifts or charitable contributions of her shares. There are no fixed numerical limitations on such gifts or charitable contributions. All agreements for the resale or other transfer of affiliate shares will be subject to the completion of our reconfirmation offering. In connection with the resale of affiliate shares, our sole officer and director has agreed that she will not:

  -  Transfer affiliate shares to any of her affiliates;

  -  Transfer affiliate shares to her family members who share her residence;

  - Transfer affiliate shares for value unless the purchaser is an advisor to our Company or the sale is an integral element of the business combination;

  - Transfer affiliate shares at a price that represents a premium to the per share value received by our Company in connection with the issuance of business combination shares;

  - Transfer affiliate shares to any person unless all material transaction terms are described in our reconfirmation offering prospectus;

  - Permit any purchaser to pay for affiliate shares until the closing of the business combination; or

  - Complete any transfer of affiliate shares until the closing date of the business combination.

If our officer and director agrees to sell or transfer affiliate shares, she will promptly deposit stock certificates for those shares in the Escrow
Account where they will be held in trust for the benefit of the recipients until we complete our reconfirmation offering and close a business combination.



                                 EXPERTS


The financial statements included in this prospectus have been audited by Stan J. H. Lee, CPA, a member firm of DMHD Hamilton Clark & Co., independent public accountants, as indicated in their report on such financial statements, and are included in this prospectus in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.


                              LEGAL MATTERS


We are not a party to any legal proceedings.

William G. Hu, our special counsel, has been primarily responsible for the preparation and filing of our registration statement. Mr. Hu is not affiliated with the Company, and can be considered an independent attorney. The Law Offices of William G. Hu has given us its opinion that (a) the outstanding affiliate shares are duly authorized, validly issued, fully paid and non assessable common stock of our Company, and (b) upon issuance, the shares, compensation shares and acquisition shares will be duly authorized, validly issued, fully paid and non assessable common stock of our Company. He will also represent us in connection with certain matters arising under the securities laws of the various states where we will conduct this offering.
Mr. Hu has not passed on any other legal matters in connection with this offering.


                 WHERE YOU CAN FIND ADDITIONAL INFORMATION


We have filed a Form SB-2 registration statement under the Securities Act with the SEC. Our registration statement includes certain exhibits, schedules and other materials that are not included in this prospectus. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, other parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about our securities, this offering and us. The registration statement and its exhibits can be inspected and copied at the SEC's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549-1004. You may obtain information about the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at that contains our Form SB-2 and other reports, proxy and information statements and information that we file electronically with the SEC.





                         GREENWAY TECHNOLOGIES CORP.
                        (A Development Stage Company)



                  Financial Statements As of October 31, 2002
                    With Independent Auditor's Audit Report





INDEPENDENT AUDITOR'S AUDIT REPORT...................................  F-1

FINANCIAL STATEMENTS

  Balance Sheet as of October 31, 2002...............................  F-2

  Statements of Operations for the period beginning October 18,
    2002 (inception) to October 31, 2002.............................  F-3

  Statements of Changes in Stockholder's Equity for the period beginning October 18, 2002 ( inception) to October 31, 2002......  F-4

  Statements of Cash Flows for the Period for the period beginning
    October 18, 2002 (beginning) to October 31, 2002.................  F-5

NOTES TO FINANCIAL STATEMENTS........................................  F-6




Stan J. H. Lee, CPA
A member firm of DMHD Hamilton Clark & Co.         Tel: (201) 681-7475
2182 Lemoine Ave., Suite 200                       Fax: (815) 846-7550
Fort Lee, NJ 07024                          E-mail: stanL@dmhdxcpa.com


                     INDEPENDENT AUDITOR'S AUDIT  REPORT


To the Board of Directors and
Management of
Greenway Technologies Corp.;
Shanghai, China

I have audited the accompanying balance sheet of Greenway Technologies Corp. (a development stage company) as of October 31, 2002 and the related statements of operations, change in stockholder's equity and cash flows for the period beginning October 18, 2002 (inception) to October 31, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on our audit.

I conducted our audit in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Greenway Technologies Corp. (a development stage company) as of October 31, 2002, and the results of its operations and its cash flows for the period from October 18, 2002 (inception) through October 31, 2002 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that Greenway Technologies Corp. will continue as a going concern. As discussed in Note 1 to the financial statements, Greenway Technologies Corp. was only recently formed, has incurred losses since its inception and has not yet been successful in establishing profitable operations, raising substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/ Stan J.H. Lee /s/
----------------------
Stan J. H. Lee, CPA
License # CC 23007
November 12th, 2002,
Fort Lee, New Jersey

                            GREENWAY TECHNOLOGIES CORP.
                           (A Development Stage Company)


                                 BALANCE SHEET
                             As of October 31, 2002


                                     ASSETS

CURRENT ASSETS...................................................  $     0

OTHER ASSETS.....................................................        0
                                                                    -------
TOTAL ASSETS.....................................................   $    0
                                                                    =======


                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES..............................................   $    0
                                                                    -------
TOTAL LIABILITIES................................................        0
                                                                    -------

STOCKHOLDERS' EQUITY

 Common stock, $0.0001 par value; 80,000,000 shares
  authorized; 2,000,000 shares issued and outstanding............      500

 Preferred stock, $0.0001 par value; 10,000,000 shares
  authorized, zero shares issued and outstanding.................        0

 Additional paid-in capital......................................    9,500

 Accumulated deficit during development stage....................  (10,000)
                                                                   ---------
   TOTAL STOCKHOLDERS' EQUITY....................................        0
                                                                   ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.......................   $    0
                                                                   =========


        The accompanying notes to financial statements are an integral part of these statements

                            GREENWAY TECHNOLOGIES CORP.
                           (A Development Stage Company)


                              STATEMENT OF OPERATIONS

                    For the period beginning from October 18, 2002
                           (Inception) to October 31, 2002


INCOME........................................................... $     0

OPERATING EXPENSES:
  General and administrative expenses............................   9,500
  Organization expense...........................................     500
                                                                   -------
Total operating costs and expenses...............................  10,000
                                                                   -------
Income (loss) Before Tax Provision............................... (10,000)

Provision for income taxes.......................................       0
                                                                  --------
NET LOSS.........................................................$(10,000)
                                                                  ========



WEIGHTED AVERAGE COMMON SHARES OUTSTANDING.......................2,000,000
                                                                 ==========
NET LOSS PER COMMON SHARE........................................  $(.005)
                                                                 ==========


         The accompanying notes to financial statements are an integral part of these statements

                               GREENWAY TECHNOLOGIES CORP.
                              (A Development Stage Company)


                             STATEMENT OF STOCKHOLDERS' EQUITY
                         for the period beginning October 18, 2002
                             (inception) to October 31, 2002

                                                                                    Total
                              Common Stock          Additional       Accumulated  Stockholders'
                           Shares     Amount      Paid-in Capital      Deficit      Equity
                         ----------  ----------  ------------------  ------------- ----------
Balance
  At October 18, 2002        --         --              --               --            --

Issuance of
Common Stocks
for services
on 10/18/2002            2,000,000   $ 500           $ 9,500              --         $10,000

Net Loss                     --         --               --          $(10,000)       (10,000)

Balance
At October 31, 2002      2,000,000   $ 500           $ 9,500         $(10,000)       $     0
                         ==========  ======          ========        =========       ========

               The accompanying notes to financial statements are an
                      integral part of these statements.

                             GREENWAY TECHNOLOGIES CORP.
                            (A Development Stage Company)


                              STATEMENT OF CASH FLOWS

     The Period from October 18, 2002 (Inception) to October 31, 2002



CASH FLOWS FROM OPERATING ACTIVITIES:

  Net loss.....................................................  $(10,000)
  Adjustment to reconcile net loss to net cash
   provided by Operating activities............................         0
                                                                 ---------
  Net cash used in operating activities........................   (10,000)
                                                                 ---------

CASH FLOWS FROM INVESTING ACTIVITIES:

  Net cash provided by investing activities....................          0
                                                                 ---------

CASH FLOWS FROM FINANCING ACTIVITIES:

  Issuance of common stock for service.........................        500
  Additional paid-in capital...................................      9,500
                                                                 ---------
  Net cash provided by financing activities....................     10,000
                                                                 ---------

NET INCREASE (DECREASE)........................................   $      0
                                                                 ---------

CASH, beginning of period......................................          0
                                                                 ---------
CASH, end of period............................................   $      0
                                                                 =========

              The accompanying notes to financial statements are an
                       integral part of these statements.

                             GREENWAY TECHNOLOGIES CORP.
                            (A Development Stage Company)

                            Notes to Financial Statements
                                 October 31, 2002

NOTE 1 - GOING CONCERN CONSIDERATION
------------------------------------
     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States, which contemplates the continuation of the Company as a going concern. The Company is in the development stage and has no current sources of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern.

     The management's plans include the acquisition of a suitable business venture to provide the opportunity for the Company to continue as a going concern. However, there can be no assurance that management will be successful in this endeavor.

NOTE 2 - BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------------------------------

A.  Organization and Business Operations
---------------------------------------

    Greenway Technologies Corp. (a development stage company) (the "Company") was incorporated in the State of Delaware on October 18, 2002. The Company was formed as a blank check company for the purpose of seeking to complete a merger or business acquisition transaction. The Company has indicated its intention to participate in one or more as yet unidentified business ventures, which management will select after reviewing the business opportunities for their profit or growth potential. At October 31, 2002, the Company had not yet commenced any formal business operations. All activity to date relates to the Company's formation and preparation of the filing of a registration statement with the U.S. Securities and Exchange Commission on Form SB-2

    The year-end of the Company is September 30 for both book and tax purposes.

    The Company's ability to commence operations is contingent upon its ability to identify a prospective target business.

B.  Cash and Cash Equivalents
----------------------------

    The Company considers all highly liquid investments purchased with an original maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

C.  Start-Up Costs
-----------------

    The Company adopted the provisions of the American Institute of Certified Public Accountants' Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-Up Activities". The SOP provides guidance on the financial reporting of start-up and organization costs and requires such costs to be expensed as incurred.

D.  Use of Estimates
-------------------

    The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

E.  Income Taxes
----------------

    The Company accounts for income taxes under the Financial Accounting Standards Board of Financial Accounting No. 109, "Accounting for Income Taxes". Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. There was no current or deferred income tax expense or benefits due to the Company not having any material operations for the period ended October 31, 2002.

F.  Basic and diluted net loss per share
---------------------------------------

    Net loss per share is calculated in accordance with Statement of Financial Accounting Standards 128, Earnings Per Share ("SFAS 128"). Basic net loss per share is based upon the weighted average number of common shares outstanding. Diluted net loss per share is based on the assumption that all dilutive convertible shares, stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method. At October 31,2002 there were no dilutive convertible shares, stock options or warrants.

G.  Recent Accounting Pronouncements
------------------------------------

    In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS Nos. 141 and 142 changed the accounting for business combinations and goodwill in two significant ways. First, SFAS No. 141 requires that the purchase method of accounting be used in all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method is prohibited. Second, SFAS No. 142 changes the accounting for goodwill from an amortization method to an impairment only approach. As we had no recorded goodwill, these pronouncements had no impact on us. Any future acquisitions will be accounted for in accordance with the new standards.

    In June 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations". SFAS 143 requires that obligations associated with the retirement of tangible long-lived assets be recorded as a liability when those obligations are incurred, with the amount of liability initially measured at fair value. SFAS No. 143 will be effective for fiscal years beginning after June 15, 2002, though early adoption is encouraged. The application of this statement is not expected to have a material impact on our financial statements.

    In July 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets." SFAS No. 144 supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of."
    SFAS No. 144 applies to all long-lived assets including discontinued operations, and amends Accounting Principles Board Opinion No. 30, "Reporting the Effect of Disposal of a Segment of a Business, Extraordinary, Unusual and Infrequently Occurring Events and Transactions". SFAS No. 144 requires that long-lived assets that are to be disposed of by sale be measured at the lower of book or fair value, less cost to sell. SFAS No.
    144 is effective for fiscal years beginning after December 15, 2001 and its provisions are expected to be applied prospectively. The application of this statement is not expected to have a material impact on our financial statements.

    In May 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections as of April 2002." SFAS 145 rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt" and an amendment of that statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and eliminates extraordinary gain and loss treatment for the early extinguishment of debt. This statement also rescinds FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers" and amends FASB Statement No. 13, "Accounting for Leases," to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. This statement also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. This statement is effective for fiscal years beginning after May 15, 2002. We will adopt SFAS 145 for the year ending December 31, 2002. The application of this statement is not expected to have a material impact on our financial statements.

    In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and
    Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The application of this statement is not expected to have a material impact on our financial statements.


NOTE 3 - STOCKHOLDER'S EQUITY
------------------------------

A.  Preferred Stock
-------------------

    The Company is authorized to issue 20,000,000 shares of preferred stock at $.0001 par value, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. As of October 31, 2002, no preferred stock has been issued.

B.  Common Stock and Additional Paid-In Capital
----------------------------------------------

    The Company is authorized to issue 80,000,000 shares of common stock at $.0001 par value. On October 18, 2002, the Company issued 2,000,000 shares of its common stock to the founder of the Company pursuant to
    Section 4(2) of the Securities Act of 1933 for an aggregate of $500 in services. As to date all expenses incurred or paid by the controlling shareholder on behalf of the Company are recorded as additional paid-in capital.

C.  Warrant and Options
-----------------------

    There are no warrants or options outstanding to issue any additional shares of common stock.


NOTE 4 - RELATED PARTY TRANSACTIONS
-----------------------------------

    Since inception the Company has not paid any compensation to any officers or directors of the Company.

    The Company neither owns nor leases any real property. The Company currently uses the offices of its sole officer, director and the sole shareholder of the Company as its mailing address, for which the Company pays no rent, and for which the president of the Company has agreed to continue this arrangement until the Company completes a business combination.

    The Company's sole officer/director is also the sole shareholder of the Company.

    All expenses incurred or paid by the controlling shareholder on behalf of the Company to the date have been recorded in the Company's statement of operations with a related credit to additional paid-in capital.


                                (CONCLUDED)





Preliminary Prospectus                                Subject to Completion


Our offering is being made in compliance with Rule 419 of SEC Regulation C, under which the securities to be issued will be placed in an escrow account until the offering has been reconfirmed by our shareholders and a business has been acquired in accordance with the provisions of that rule. Under SEC Rule 3a51-1(d) under the Exchange Act, the securities we are offering constitute penny stocks, and as such, certain sales restrictions apply to them. Up to 80% of the offering may be purchased by our officers/directors, who are also our sole shareholders, and any of their affiliates or associates. No public market currently exists for our common stock. No public market may ever develop. Even if a market develops, you may not be able to sell your shares.


                         GREENWAY TECHNOLOGIES CORP.

                      10,500,000 shares of Common Stock

This registration statement covers an initial public distribution of our stock. We are a "blank check company" as defined by the Securities and Exchange Commission ("SEC") in Rule 419 of the Securities Act of 1933 the "Securities Act").

We have registered this distribution under the Securities Act for the purpose of creating a "public shell" and facilitating our efforts to effect a business combination with an unidentified, privately held company.

Our officers and/or directors may give up to 300,000 shares of our outstanding common stock to individuals and organizations selected by them. Such affiliates will not receive money, property or other consideration in connection with the share distribution.

Our registration statement includes 8,500,000 shares that our Company may offer to issue in connection with a business combination. Our Company will receive equity consideration in exchange for these shares.

Our registration statement includes up to 1,700,000 affiliate shares that our sole officer and director may resell or transfer to participants in a business combination and others. The proceeds from the resale of such shares may be substantial. Our Company will not have any interest in the proceeds from the resale of affiliate shares.

This is a "self-underwritten" distribution. That means we will not use an underwriter in connection with the negotiation of a business combination or the issuance of any shares. Likewise, our affiliate will not use an underwriter in connection with her transfer and/or distribution of shares. However, we reserve the right to enter into appropriate underwriting or brokerage contracts if warranted.

We will promptly deposit all certificates for shares in escrow with Law Offices of William G. Hu, Forest Hills, New York, New York. We refer to this escrow as the "Escrow Account". The stock certificates deposited in the Escrow Account will be held in trust for the exclusive benefit of the existing shareholders until we negotiate a business combination and comply with the disclosure, reconfirmation and closing requirements of Rule 419.

If we negotiate a business combination, we will send each existing shareholder an updated prospectus that describes the proposed business combination and all related transactions. Each shareholder will then be required to either approve the proposed transactions in writing and retain their shares, or reject the proposed transactions and return their shares to the Company.

If we ultimately conclude that we will be unable to negotiate a suitable business combination, comply with Rule 419 and close the proposed transactions within 18 months from the date of this prospectus, we intend to distribute any remaining assets to our existing stockholders and liquidate.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved
                  of these securities or determined if this
                    prospectus is truthful or complete.

         Any representation to the contrary is a criminal offense.

Investing in our shares is extremely speculative. The offering described in this prospectus involves a very high degree of risk. Persons who cannot afford to lose their entire investment should not consider an investment in our shares. See "Risk Factors" beginning on page ____.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement we filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted

           The date of this prospectus is _______________, 2002





                                   TABLE OF CONTENTS


Prospectus Summary..........................................................
Risk Factors................................................................
This Prospectus Includes Forward Looking Statements.........................
This Offering is Subject to Securities and Exchange Commission Rule 419.....
Use of Proceeds.............................................................
Arbitrary Determination of Offering Price...................................
Dilution....................................................................
Capitalization..............................................................
Managements' Discussion and Analysis of Financial Condition and
  Results of Operations.....................................................
Proposed Business...........................................................
Management..................................................................
Principal Stockholders......................................................
Certain Transactions........................................................
Description of Securities...................................................
Plan of Distribution
   Self-Underwritten Offering...............................................
   Initial Public Offering..................................................
   How to Purchase Shares in Our Offering ..................................
   Issuance of Business Combination Shares..................................
   Offer and Sale of Affiliate Shares by Selling Stockholders...............
Shares Eligible for Future Sale.............................................
Experts.....................................................................
Legal Matters...............................................................
Where You Can Find Additional Information...................................
Index to Financial Statements...............................................
Instructions for Investors..................................................
Subscription Agreement for Shares of Common Stock...........................


                           ----------------------------



                                    PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Except as set forth in the following part of this document, there is no charter provision, bylaw, contract, arrangement or statute under which any officer or director of the registrant is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.

Delaware Law

Section 145 of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

The Company's Certificate of Incorporation provides for indemnification of directors, officers and other persons as follows:

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law.
(iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived and improper personal benefit.

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to any provisions contained in its Certificate of Incorporation, or bylaws, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


The following table sets forth summary information on the expenses that we had incurred in connection with our registration statement as of October 31, 2002, and the additional expenses we expect to incur in connection with our offering. It is presently impossible to estimate the additional expenses that we may incur in connection with our offering of acquisition shares and our reconfirmation offering.

                                      Total Estimated Expenses
                                      ------------------------
SEC registration fee                              $    10
State registration fees                               200
Accounting fees and expenses                        1,000
Fees of counsel                                    10,000
Escrow Account agent fees                             500
Printing and engraving expenses                     2,500
Miscellaneous expenses                              2,000
                                              -----------
Total Offering Costs                             $ 16,210
Less: Direct payments by affiliate               $ 16,210
                                              -----------
Net costs paid or payable by the Company         $      0
                                              ===========

There will be no compensation paid or due to the Company's officer or director.



ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES


The following information sets forth all securities of the Company sold by it since inception, which securities were not registered under the Securities Act of 1933, as amended. There were no underwriting discounts and commissions paid in connection with the issuance of any shares of common stock prior to the date of this Registration Statement.

On October 18, 2002, in connection with the Company's organization, the Company issued 2,000,000 shares of its common stock to Ms. Miao Juan Jiang, the president of the Company, in exchange for her services rendered for incorporating the Company. The shares were issued for an aggregate consideration of $500, at a price of $.00025 per share.

The aforementioned securities were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. The Company believes this exemption is available because this
issuance was a transaction not involving a public offering.   There was no
general solicitation or advertising used to offer the Company's shares; the sole investor had the knowledge and experience in financial and business matters to evaluate the merits and risks of this prospective investment and therefore was either accredited or sufficiently sophisticated to undertake such an investment. Additionally, securities were not offered or sold to more than thirty-five (35) unaccredited investors.

These shares are "restricted securities," as that term is defined in the rules and regulations promulgated under the Securities Act of 1933, as amended, and are subject to certain restrictions regarding resale. Certificates evidencing all of the above-referenced securities have been stamped with a restrictive legend and will be subject to stop transfer orders.

The Company has never utilized an underwriter for an offering of the Company's securities, and there were no underwriting discounts or commissions involved. Other than the securities described above, the Company has not issued or sold any securities.


ITEM 27.     EXHIBITS

The following exhibits are filed with this Registration Statement:


    EXHIBIT NO.                          DESCRIPTION
    ----------       ------------------------------------------------
        3.1          Certificate of Incorporation
        3.2          Bylaws
        4.1          Subscription Agreements (Affiliate and Non-Affiliate)
        4.2          Investor Representation Letters
        4.3          Definitive Escrow Account Agreement
        5.1          Opinion of the Law Offices of William G. Hu regarding
                     the legality of the securities being offered hereby.
       23.1          Consent of Counsel(contained in Exhibit 5.1)
       23.2          Consent of Independent Certified Public Accountants



ITEM 28.   UNDERTAKINGS

The undersigned hereby undertakes:

(1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(2) that before any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

(3) that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form SB-2 under the Securities Act of 1933, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed after the effective date of the registration statement through the date of responding to such request; and

(5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Shanghai, China, on December 18, 2002.



                                      Greenway Technologies Corp.


                                            /s/ Miao Juan Jiang
                                     By:-----------------------------
                                              Miao Juan Jiang
                                       President, Secretary and Director